UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2021

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2021, Silicon Laboratories Inc. (“Silicon Laboratories” or the “Company”) appointed Mark D. Mauldin as chief accounting officer. Mr. Mauldin, age 50, has served as Vice President, Finance since February 2016, and held various other finance and accounting positions since joining Silicon Laboratories in 2004. Mr. Mauldin is a Certified Public Accountant and has a master’s degree in accounting and a bachelor’s degree in business administration from the University of Texas at Austin.

In connection with his appointment, Mr. Mauldin’s base salary was increased to $300,989. The terms of any equity award to be granted to Mr. Mauldin in connection with such appointment will be determined by the Compensation Committee and reported in a subsequent Form 8-K amendment.

There is no arrangement or understanding between Mr. Mauldin and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Mauldin and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Mauldin has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

April 13, 2021	/s/ John C. Hollister
Date	John C. Hollister
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)